MAYER, BROWN & PLATT
                                 1675 Broadway
                         New York, New York 10019-5820



                                                              June 28, 1999


Coinmach Laundry Corporation
55 Lumber Road
Roslyn, New York 11576


Ladies and Gentlemen:

         We have acted as special counsel to Coinmach Laundry Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, which was filed by the Company with the Securities and Exchange Commission on the date hereof (as such Registration Statement may be amended from time to time, the "Registration Statement"). The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,000,000 shares of the Company's Class A common stock, par value $.01 per share (the "Common Stock").

         In rendering the opinions expressed below, we have examined the following documents (the "Documents"):

         A. Registration Statement (together with the form of prospectus forming a part thereof);

         B.       1998 Employee Stock Purchase Plan, as amended (the "ESPP");

         C. Fourth Amended and Restated Certificate of Incorporation of the Company;

         D.       Third Amended and Restated Bylaws of the Company;

         E. Minutes of meetings of the Board of Directors of the Company, dated May 4, 1998 and May 5, 1999, in each case, relating to the transactions contemplated by the Registration Statement; and

         F. Minutes of Annual Meeting of Stockholders, dated July 28, 1998, approving the ESPP.

         Based upon the foregoing, we are of the opinion that the shares are duly authorized for issuance and when issued in accordance with the provisions of the ESPP will be legally issued, fully paid and non-assessable shares of the Company.

         We hereby consent to the reference to our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. By giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,



                                            /s/ MAYER BROWN & PLATT
                                            -----------------------


RSB/JPK/KAW